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                                                                     EXHIBIT 5.1

                         [Latham & Watkins Letterhead]

                               September 4, 2001


BRE Properties, Inc.
44 Montgomery Street, 36th Floor
San Francisco, California  94104


          Re:  $700,000,000 Aggregate Offering Price
               of Securities of BRE Properties, Inc.
               -------------------------------------

Ladies and Gentlemen:

          In connection with the registration statement on Form S-3 (the "Registration Statement") to be filed by BRE Properties, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), you have requested our opinion with respect to the matters set forth below.

          You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes the prospectus (the "Prospectus"). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a "Prospectus Supplement"). The Prospectus as supplemented by various Prospectus Supplements will provide for the registration by the Company of up to $700,000,000 aggregate offering price of (i) one or more series of senior, senior subordinated or subordinated debt securities (the "Debt Securities"), (ii) one or more series of preferred stock, par value $0.01 per share (the "Preferred Stock") and/or (iii) shares of common stock, par value $0.01 per share (the "Common Stock"). The Debt Securities, Preferred Stock and Common Stock are collectively referred to herein as the "Securities." Any Debt Securities may be exchangeable for and/or convertible into shares of Common Stock or Preferred Stock or into another series of Debt Securities. The Preferred Stock may also be exchangeable for and/or convertible into shares of Common Stock or into another series of Preferred Stock. The Debt Securities may be issued pursuant to the existing indenture between the Company and JP Morgan Chase & Co. (successor in interest to Chase Manhattan Bank and Trust Company, National Association) (the "Existing Trustee"), dated as of June 23, 1997, as supplemented by the First Supplemental Indenture, dated as of April 23, 1998, and as may be further supplemented from time to time (the "Existing Indenture"), or pursuant to a senior or subordinated indenture between the Company and a financial institution to be identified therein as trustee (the "Proposed Trustee" and, together with the Existing Trustee, each a "Trustee") in the forms attached as Exhibits 4.10 and 4.11 to the Registration Statement, as each such indenture may be supplemented from time to time (each a "Proposed Indenture" and, together with the Existing Indenture, each an "Indenture).

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LATHAM & WATKINS

BRE Properties, Inc.
September 4, 2001
Page 2

          In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and for the purposes of this opinion, have assumed that such proceedings will be timely completed in the manner presently proposed.

          In addition, we have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

          We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. Various matters concerning the laws of the State of Maryland are addressed in the opinion of Piper Marbury Rudnick & Wolfe LLP, separately provided to you, and we express no opinion with respect to those matters.

          Subject to the foregoing and the other matters set forth herein, it is our opinion as of the date hereof that when (i) with regard to a Proposed Indenture, the Proposed Indenture has been duly executed and delivered by the Company and the Proposed Trustee, (ii) the Debt Securities have been duly established in accordance with the Indenture (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (iii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been filed, and assuming that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          The opinions set forth in the paragraph above relating to the enforceability of the Debt Securities are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions
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LATHAM & WATKINS

BRE Properties, Inc.
September 4, 2001
Page 3

providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 514 of the Indenture; and (v) we express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

          We assume for the purposes of this opinion that (i) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland, with full power and authority to execute, deliver and perform its obligations under the Debt Securities and the Indenture; (ii) the Debt Securities have been duly authorized by all necessary corporate action by the Company and (iii) the Indenture has been duly authorized by all necessary corporate action of the Company.

          To the extent that the obligations of the Company under the Indenture may be dependent on such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.


                                         Very truly yours,


                                         /s/ Latham & Watkins